                      MORGAN STANLEY HIGH YIELD SECURITIES
                          ITEM 77(O) 10F-3 TRANSACTIONS
                      SEPTEMBER 1, 2007 - FEBRUARY 29, 2008

                    PURCHASE/TRADE   SIZE OF  OFFERING PRICE   TOTAL AMOUNT OF    AMOUNT OF SHARES
SECURITY PURCHASED       DATE       OFFERING    OF SHARES          OFFERING      PURCHASED BY FUND
------------------  --------------  --------  --------------  -----------------  -----------------

Washington Mutual      10/18/07        --         $100.00     $1,000,000,000.00     $900,000.00
  Preferred Fund
    9.759% due
    12/31/2049

Texas Competitive      11/29/07        --         $ 95.00     $2,000,000,000.00      850,000.00
 Electric 10.250%
  due 11/1/2015
     Series B

 Freddie Mac PFD       11/29/07        --         $ 25.00     $6,000,000,000.00           1,825
      8.375%

                    % OF OFFERING
                      PURCHASED     % OF FUNDS
SECURITY PURCHASED     BY FUND     TOTAL ASSETS            BROKERS           PURCHASED FROM
------------------  -------------  ------------  -------------------------  ---------------

Washington Mutual        0.09%        0.42%        Goldman. Sachs & Co.,    Goldman Sachs
  Preferred Fund                                   Credit Suisse, Lehman
    9.759% due                                       Brothers, Morgan
    12/31/2049                                            Stanley

Texas Competitive        0.04%        0.40%        Goldman, Sachs & Co.,    Goldman Sachs
 Electric 10.250%                                  Citi, Credit Suisse,
  due 11/1/2015                                      JPMorgan, Morgan
     Series B                                    Stanley, Lehman Brothers

 Freddie Mac PFD         0.00%        0.11%      Lehman Brothers, Goldman,  Lehman Brothers
      8.375%                                        Sachs & Co., Bear,
                                                 Stearns & Co., Inc, Bank
                                                   of America Securities
                                                 LLC, Citi, Credit Suisse,
                                                 Deutsche Bank Securities,
                                                    Morgan Stanley, UBS
                                                      Investment Bank